Exhibit 10.3

ELEVENTH AMENDMENT OF
AMENDED AND RESTATED PARTICIPATION AGREEMENT

This Eleventh Amendment of the Amended and Restated Participation Agreement (the “Amendment”) is made and entered into as of this 14th day of December, 2009, by and between and Union Bank and Trust Company, a Nebraska banking corporation and trust company, solely in its capacity as trustee of various grantor trusts known as Short Term Federal Investment Trusts or other grantor trusts (“Union Bank”) and National Education Loan Network, Inc., a Nevada corporation (“Nelnet”).

WHEREAS, the parties hereto entered into that certain Amended and Restated Participation Agreement dated as of June 1, 2001, as amended (the “Agreement”), and the parties hereto wish to amend the Agreement under the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.           Definitions.  Unless otherwise expressly stated herein, capitalized terms in this Amendment shall have the same meanings given to them in the Agreement.

2.           Applicability to Certain Securities.  All provisions relating to Eligible Loans in the Agreement shall also apply to participations of asset backed securities backed by Eligible Loans, except that (i) distributions with respect to participations of such securities shall be made to Union Bank in the amount of principal reductions and income at the rate equal to fifty basis points (0.50%) above the average of the bond equivalent rates of the quotes of 3 month commercial paper (financial) in effect for each of the days in such quarter as reported by the Federal Reserve in Publication H-15 (or its successor) for the relevant 3-month period, multiplied by the average aggregate outstanding principal balance of such asset backed securities, and (ii) representations and warranties made with respect to Eligible Loans shall apply to the Eligible Loans securing the asset backed securities, rather than to the securities themselves.

3.           Effect of Amendment.  This Amendment shall be effective as of the date first set forth above. Unless expressly modified or amended by this Amendment, all terms and provision contained in the Agreement shall remain in full force and effect without modification.

Union Bank and Trust Company	National Education Loan Network, Inc.

By: /s/ Tom Sullivan	By: /s/ Jeffrey R. Noordhoek
Title: Vice President	Title: President

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